Exhibit 99.2

Chatham Lodging Trust

Contents

Unaudited Pro Forma Condensed Consolidated Financial Information of Chatham Lodging Trust	2
Pro Forma Condensed Consolidated Financial Statements
Pro Forma Condensed Consolidated Balance Sheet	3
Notes to Pro Forma Condensed Consolidated Balance Sheet	4
Pro Forma Condensed Consolidated Statement of Operations	5
Notes to Pro Forma Condensed Consolidated Statement of Operations	6

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF CHATHAM LODGING TRUST

On March 3, 2026, Chatham Lodging Trust ("Chatham") acquired a portfolio of six Hilton-brand hotels located in Missouri, Illinois, and Kentucky (the “Midwest Hotel Portfolio”) for $92.0 million and was funded with available cash and borrowings on its revolving credit facility. The Midwest Hotel Portfolio is comprised of an aggregate of 589 rooms and subsequent to the acquisition date, all six hotels are managed by Island Hospitality Management, LLC.

The estimated fair values for the assets acquired are preliminary and are subject to change during the measurement period as additional information related to the inputs and assumptions used in determining the fair value of the assets becomes available and may result in variances to the amounts presented in the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statement of operations.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2025 is presented as if the acquisition was completed on December 31, 2025. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2025 is presented as if the acquisition was completed on January 1, 2025.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what Chatham’s results of operations or financial condition would have been assuming such transactions had been completed at the dates described above, nor is it indicative of Chatham’s results of operations or financial condition for future periods. In management’s opinion, all material adjustments necessary to reflect the effects of the significant acquisition described above have been made. In addition, the unaudited pro forma condensed consolidated financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial information, which we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information and accompanying notes should be read in conjunction with the historical financial statements and notes thereto in Chatham’s 2025 Annual Report on Form 10-K and Chatham's Current Report on Form 8-K filed on March 6, 2026.

CHATHAM LODGING TRUST

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2025

(In thousands, except share and per share data)

	Chatham Lodging	Acquisition of		Pro Forma Chatham
	Trust Historical (A)	Midwest Hotel Portfolio		Lodging Trust
Assets:
Investment in hotel properties, net	$1,106,890	$92,458	B	$1,199,348
Cash and cash equivalents	24,435	(2,458)		21,977
Restricted cash	8,203	—		8,203
Right of use asset, net	16,912	—		16,912
Hotel receivables (net of allowance for doubtful accounts of $261 and $300, respectively)	2,831	—		2,831
Deferred costs, net	7,384	—		7,384
Prepaid expenses and other assets	3,726	—		3,726
Total assets	$1,170,381	$90,000		$1,260,381

Liabilities and Equity:
Mortgage debt, net	141,475	—		141,475
Revolving credit facility	—	90,000	C	90,000
Unsecured term loan, net	197,438	—		197,438
Accounts payable and accrued expenses (including $234 and $490 due to related parties, respectively)	26,648	—		26,648
Lease liability	20,067	—		20,067
Distributions payable	6,704	—		6,704
Total liabilities	392,332	90,000		482,332
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at December 31, 2025 and 2024, respectively	48	—		48
Common shares, $0.01 par value, 500,000,000 shares authorized; 47,708,587 and 48,912,293 shares issued and outstanding at December 31, 2025 and 2024, respectively	477	—		477
Additional paid-in capital	1,039,804	—		1,039,804
Accumulated deficit	(299,527)	—		(299,527)
Total shareholders’ equity	740,802	—		740,802
Noncontrolling Interests:
Noncontrolling interest in operating partnership	37,247	—		37,247
Total equity	778,049	—		778,049
Total liabilities and equity	$1,170,381	$90,000		$1,260,381

The accompanying notes are an integral part of these condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the following occurred on December 31, 2025:

●	Acquisition costs of approximately $458 have been capitalized related to the acquisition of the Midwest Hotel Portfolio.
●	Increased borrowings on the unsecured revolving credit facility of $90.0 million (actual).

Notes and Management Assumptions:

A.	Chatham’s audited historical consolidated balance sheet as of December 31, 2025.

B.	The following table includes the preliminary allocation of the purchase price for the Portfolio based on the estimated fair value of the assets acquired.

As of March 3, 2026
Land and improvements	$9,080
Building and improvements	72,801
Furniture, fixtures, and equipment	10,577
$92,458

C.	Assumed $90.0 million (actual) borrowed on Chatham's unsecured revolving credit facility to complete the Midwest Hotel Portfolio transaction. The variable interest rate was 5.74% at December 31, 2025.

CHATHAM LODGING TRUST

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(In thousands, except share and per share data)

	Chatham	Midwest	Transaction		Chatham
	Lodging Trust	Hotel Portfolio	Pro Forma		Lodging Trust
	Historical (A)	Historical (B)	Adjustments		Pro Forma
Revenue:
Room	$269,206	$24,842	$—		$294,048
Food and beverage	6,894	—	—		6,894
Other	17,897	440	—		18,337
Reimbursable costs from related parties	1,078	—	—		1,078
Total revenue	295,075	25,282	—		320,357

Expenses:
Hotel operating expenses:
Room	59,752	5,122	—		64,874
Food and beverage	5,517	375	—		5,892
Telephone	1,172	53	—		1,225
Other hotel operating	4,487	143	—		4,630
General and administrative	27,010	2,576	—		29,586
Franchise and marketing fees	23,620	2,920	152	C	26,692
Advertising and promotions	6,804	162	—		6,966
Utilities	12,372	1,002	—		13,374
Repairs and maintenance	15,272	852	—		16,124
Management fees paid to related parties	9,895	1,517	(563)	D	10,849
Insurance	3,272	—	—		3,272
Total hotel operating expenses	169,173	14,722	(411)		183,484

Depreciation and amortization	59,749	2,459	1,569	E	63,777
Property taxes, ground rent and insurance	21,952	1,060	—		23,012
General and administrative	16,589	—	—		16,589
Other charges	27	—	510	F	537
Reimbursable costs from related parties	1,078	—	—		1,078
Total operating expenses	268,568	18,241	1,668		288,477

Operating income before gain on sale of hotel properties	26,507	7,041	(1,668)		31,880
Gain on sale of hotel properties	14,369	—	—		14,369
Operating income	40,876	7,041	(1,668)		46,249
Interest and other income	270	508	(508)	G	270
Interest expense, including amortization of deferred fees	(25,659)	(1,690)	(3,485)	H	(30,834)
Loss on early extinguishment of debt	(174)	—	—		(174)
Income before income tax expense	15,313	5,859	(5,661)		15,511
Income tax expense	—	(25)	—		(25)
Net income	$15,313	$5,834	$(5,661)		$15,486
Net income attributable to non-controlling interest	(260)				(266)
Net income attributable to Chatham Lodging Trust	15,053				15,220
Preferred dividends	(7,950)				(7,950)
Net income attributable to common shareholders	$7,103				$7,270
Income per common share - basic:
Net income attributable to common shareholders	$0.14				$0.14
Income per common share - diluted:
Net income attributable to common shareholders	$0.14				$0.14
Weighted average number of common shares outstanding:
Basic	48,793,017				48,793,017
Diluted	49,992,069				49,992,069
Distributions per common share:	$0.36				$0.36

The accompanying notes are an integral part of these condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2025

(In thousands, except share and per share data)

A.	Audited historical results of operations of Chatham for the year ended December 31, 2025.

B.	Audited combined statement of operations of the Midwest Hotel Portfolio for the year ended December 31, 2025.

C.	Reflects the increasing adjustment to franchise fees based on the newly acquired franchise agreement that will be payable on the Midwest Hotel Portfolio.

D.	Reflects the adjustment to management fees for contractual differences related to the fees required to be paid under the old management agreements compared to the new management agreements. The Midwest Hotel Portfolio decreased from 6% to 3%. Accounting and management fees are as follows (in thousands):

Hotel Property	Description	New Fees	Old Fees	Adjustment
Hampton Inn & Suites Paducah	Management and accounting fees	$164	$260	$(96)
Homewood Suites Paducah	Management and accounting fees	172	278	(106)
Homewood Suites Joplin	Management and accounting fees	174	283	(109)
Home2 Suites Joplin	Management and accounting fees	164	261	(97)
Hampton Inn & Suites Effingham	Management and accounting fees	148	232	(84)
Home2 Suites Effingham	Management and accounting fees	132	203	(71)
		$954	$1,517	$(563)

E.	Represents additional depreciation directly attributable to the fair value adjustment of the assets acquired of the Midwest Hotel Portfolio.

F.	Represents audit fees directly attributable to the acquisition of the Midwest Hotel Portfolio.

G.	Represents the reduction of interest income attributable to the Midwest Hotel Portfolio as Chatham did not acquire cash or cash equivalents as part of the transaction.

H.	Represents additional interest expense attributable to the $90.0 million (actual) borrowed on Chatham's unsecured revolving credit facility to complete the acquisition of the Midwest Hotel Portfolio.